                 TERMINATION OF MANAGEMENT AND LEASING AGREEMENT
                 -----------------------------------------------

         THIS TERMINATION OF MANAGEMENT AND LEASING AGREEMENT ("Agreement") is made and entered into as of the 28th day of April, 2003, by and between NEW CASTLE ASSOCIATES, a Pennsylvania limited partnership ("Owner"), and PREIT-RUBIN, INC., a Pennsylvania corporation (formerly known as The Rubin Organization, Inc.) ("Agent").

                              W I T N E S S E T H:

         WHEREAS, Owner and Agent are parties to a Real Estate Management and Leasing Agreement dated as of January 1, 1997 (as amended, the "Management Agreement") with respect to the Christiana Mall (the "Property"); and

         WHEREAS, Owner has agreed to sell the Property to Christiana Mall, LLC ("Buyer"); and

         WHEREAS, in light of such pending sale of the Property, Owner and Agent desire to terminate the Management Agreement pursuant to the terms hereof.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner and Agent agree as follows:

         1. The Management Agreement is terminated effective as of the date Owner transfers title to the Property to Buyer.

         2. Notwithstanding the termination of the Management Agreement, the parties shall comply with all obligations contained in the Management Agreement that are intended to survive such termination, including without limitation Sections 3.5, 7.3 and 7.4 thereof; provided, however, the aggregate commission that will be due Agent as result of the closing of the sale of the Property to Buyer is Two Million Dollars ($2,000,000.00), which commission will be paid at closing.

         3. This Agreement and the Management Agreement constitute the entire agreement of the parties hereto and supersede any prior understandings or written or oral agreements between such parties with respect to the subject matter hereof.

         4. This Agreement may not be amended or modified except in writing signed by all of the parties hereto.

         5. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         6. Each of the parties hereto hereby agrees, at the request of any other parties hereto, to execute and deliver all such other and additional instruments and documents and to do such other acts and things as may be reasonably necessary or appropriate to carry out the intent and purposes of this Agreement.

         7. Except as otherwise required by law or provided herein, this Agreement shall not be assignable. If this Agreement is assigned by operation of law, it shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

         8. If any provision of this Agreement shall be declared to be invalid, illegal or unenforceable, such provision shall survive to the extent it is not so declared, and the validity, legality and enforceability of the other provisions hereof shall not in any way be affected or impaired thereby, unless such action would substantially impair the benefits to any party hereto of the remaining provisions of this Agreement.

         9. This Agreement may be executed simultaneously or in two (2) or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

              SELLER:

              NEW CASTLE ASSOCIATES, a Pennsylvania limited partnership

              By:   Pan American Associates, its general partner

                    By:      Pan American Office Investments, LP, its general
                             partner

                             By: Pan American Office Investments-GP, Inc., a Pennsylvania corporation


                                      By:  /s/ George F. Rubin
                                         --------------------------------
                                      Name:    George F. Rubin
                                      Title:   Vice President

                    AGENT:

                    PREIT-RUBIN, INC.


                    By:   /s/ Jeffrey Linn
                       ---------------------------------------------------------
                    Name:    Jeffrey A. Linn
                    Title:   Executive Vice President




                                       3